                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in The AES Corporation's Registration Statement No. 33-49262 on Form S-8, Registration Statement
No. 333-26225 on Form S-8, Registration Statement No. 333-28883 on Form S-8, Registration Statement No. 333-28885 on Form S-8, Registration Statement
No. 333-38535 on Form S-8, Registration Statement No. 333-81953 on Form S-3, Registration Statement No. 333-83767 on Form S-3/A, Registration Statement
No. 333-30352 on Form S-8, Registration Statement No. 333-37924 on Form S-3/A, Registration Statement No. 333-38924 on Form S-3, Registration Statement
No. 333-40870 on Form S-3/A, Registration Statement No. 333-44698 on Form S-3/A, Registration Statement No. 333-46564 on Form S-3/A, Registration Statement
No. 333-57482 on Form S-8, and Registration Statement No. 333-45916 on
Form S-4/A, of our report dated January 29, 2001 (May 23, 2001, as to Note 20) appearing in this Form 8-K of The AES Corporation for the year ended
December 31, 2000.


Deloitte & Touche LLP

McLean, VA
June 5, 2001